UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2014

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Collaborative Development Program Agreements with Guardian Industries Corp.

On October 30, 2014, we amended two collaborative development program (“CDP”) agreements that we had previously entered into with Guardian Industries Corp. (“Guardian”). We entered into our first CDP agreement with Guardian in February 2010 to collaborate on research and development tasks relating to liquid coatings for flat glass. We entered into our second CDP agreement with Guardian in July 2010 to collaborate on research and development tasks relating to sputtered coatings for flat glass. Prior to this amendment, the agreements were amended effective January 1, 2012, December 31, 2013 and January 31, 2014 (with each of the liquid coatings and sputtered coatings agreements, including the three amendments, a “CDP Agreement” and collectively, the “CDP Agreements”).

This most recent amendment (“Fourth Amendment”) is effective as of February 1, 2015, includes a reduction in the Company resources dedicated to the CDP Agreements and a corresponding reduction in the monthly program fees paid by Guardian. Additionally, the Fourth Amendment includes a new licensing and royalty structure that will be applied to all past and future work done under the CDP Agreements, subject to certain maximum levels.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment that will subsequently be filed as an exhibit to our Annual Report on Form 10-K as required by SEC rules.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: October 31, 2014	By:	/s/ Bruce M. McWilliams
Bruce M. McWilliams
President and Chief Executive Officer